UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

PRETORIA RESOURCES TWO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52901	16-0383696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 West Main Street, West Fargo, ND	58078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 277-0080

  _______________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The Company terminated the client-auditor relationship between the Company and M&K, CPAs, PLLC (“M&K”) upon the dismissal of M&K as the Company’s independent registered accounting firm. Effective May 11, 2015, the Company engaged George Stewart, CPA ("Stewart") as its principal independent public accountant to audit the Company's financial statements for the years ending December 31, 2014 and 2013. The decision to change accountants was recommended and approved by the Company's Board of Directors. The decision to appoint Stewart and dismiss M&K was recommended, and subsequently approved, by our board of directors.

The reports of M&K on our financial statements for the period ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of our financial statements for the year ended December 31, 2013 and through M&K’s dismissal, there were no disagreements with M&K on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to M&K’s satisfaction would have caused M&K to make reference to the matter in their report.

In connection with our audited financial statements through M&K’s dismissal, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

We have not had any disagreements with our auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report:

Exhibit No.	Description

16.1	Letter to Securities and Exchange Commission from M&K CPAS, PLLC dated May 11, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRETORIA RESOURCES TWO, INC.

Date: May 13, 2015	By:	/s/ Gary Copperud
Gary Copperud, President